Exhibit 99.1

IDENTIV REPORTS FOURTH QUARTER AND FISCAL YEAR 2015 RESULTS

Fiscal Year 2015 Revenue of $60.8 Million and Adjusted EBITDA of $(17.6) Million

Fourth Quarter Revenue of $13.1 Million and Adjusted EBITDA of $(6.6) Million

FREMONT, Calif., March 22, 2016 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for the fiscal year and fourth quarter (Q4) ended December 31, 2015. For the fiscal year, total revenues from continuing operations were $60.8 million, GAAP gross profit margin was 38%, adjusted EBITDA was $(17.6) million, and GAAP net loss was $(39.2) million. For the fourth quarter, total revenues from continuing operations were $13.1 million, GAAP gross profit margin was 22%, adjusted EBITDA was $(6.6) million, and GAAP net loss was $(19.1) million.

“Last year’s results clearly demonstrate the need for focused execution in our core markets of physical access and transponders to increase efficiency in addressing current market and customer needs and improve business predictability. To this effect, we announced and implemented an organizational alignment in the first quarter of 2016 which lowered our non-manufacturing headcount by approximately 25%, and reduces our future operating expenses by approximately 40%, to bring our break-even business levels in line with recent performance and accelerate our return to profitability,” said Steven Humphreys, Identiv CEO. “Underneath the tough aggregate business results, our physical access business remains strong, our government customer base has expanded, and our Hirsch dealers and customers remain committed. We have realigned expenditures to achieve an overall reduction, while increasing our investment in and focus on our strong base of Hirsch customers and dealers, our government customers, our physical access partnership with Cisco and its channel partner, as well as our transponder and reader offerings. These have proven to be a solid base with capacity to drive sustainable, profitable growth. As the physical world leverages mobile, IP, RFID, and related technologies, by focusing and deploying our technology leadership and long-standing reputation for quality, we believe we are positioned to regain profitability and re-establish our sustained growth.”

Financial Highlights Review

•	Full year 2015 revenue was $60.8M, down 25% from $81.2 million in 2014. The increase in premises sales of 5% was offset by lower sales in transponders, which decreased by 41% due mostly to lower demand by a small number of larger transponder customers, as well as lower sales of desktop readers, which decreased by 40% internationally. Revenues for the fourth quarter of 2015 were $13.1 million compared to $17.2 million in the third quarter of 2015 and $19.4 million in the fourth quarter of fiscal year 2014, reflecting a sequential decline of 24% and a decline of 33% from the fourth quarter of 2014. The sequential decrease was mainly driven by lower revenues in the credential segment.

•

Full year 2015 GAAP gross profit margin was 38%, compared to 41% in 2014, primarily reflecting a higher proportion of physical access sales, offset by inventory reserves of $2.3 million taken in the fourth quarter. GAAP gross profit margin decreased to 22% in the fourth quarter of fiscal year 2015, compared to 44% in the third quarter of fiscal year 2015 and 42% in the fourth quarter of 2014, mainly reflecting inventory reserves accounted for in the fourth quarter of 2015. The gross profit margin excluding the inventory reserves would have been 40% in the fourth quarter of 2015.

•	Full year 2015 operating expenses, including research and development, sales and marketing, and general and administrative costs, but excluding restructuring and earn-out related charges as well as goodwill impairment charges, were $49.0 million in 2015, compared to $40.3 million in 2014. This reflects a sequential increase of 22%, primarily the result of approximately $ 5.7 million expenditures related to legal and accounting professional fees associated with non-core business activities recorded as general and administrative expenses, which increased by 54% accordingly. The Company increased its investment in research and development by 33%, while sales and marketing expenditures decreased by 2%. For the fourth quarter of 2015, GAAP operating expenses, including research and development, sales and marketing, and general and administrative costs, but excluding restructuring charges and goodwill impairment, and earn-out related charges were $11.7 million, compared to $13.9 million in the third quarter of fiscal year 2015 and $9.8 million in the fourth quarter of 2014, reflecting a sequential decrease of 16% and a year over year increase of 19%. Both the sequential decrease and the comparative increase are primarily the result of continued expenditures related to legal and accounting professional fees associated with non-core business activities, which were highest in the third quarter of 2015 and accounted for approximately $1.4 million in the fourth quarter.

•	Full year 2015 adjusted EBITDA was $(17.6) million, compared with $(1.3) million in 2014. In the fourth quarter of 2015, adjusted EBITDA was $(6.6) million, compared to $(3.3) million in the third quarter of fiscal year 2015 and $0.1 million in the fourth quarter of 2014, predominantly reflecting the lower revenue, lower margin, and continued legal and accounting professional fees.

•	Full year 2015 GAAP net loss from continuing operations was $(39.2) million or $(3.62) per share, compared with GAAP net loss from continuing operations $(18.4) million in 2014 or $(2.12) per share. Fiscal year 2015 results included restructuring costs of $1.3 million and impairment charges to goodwill and long lived assets of $8.8 million, while there were restructuring costs of $3.1 million and earn-out consideration of $3.5 million in 2014. In the fourth quarter of 2015, GAAP net loss was $(19.1) million, or $(1.77) per share, compared to $(7.2) million in the third quarter of 2015, or $(0.66) per share and GAAP net loss of $(6.2) million, or $(0.58) per share in the fourth quarter of 2014. The fourth quarter of 2015 included restructuring costs of $0.9 million and impairment charges to goodwill and long lived assets of $7.8 million, while the third quarter of 2015 included restructuring costs of $0.2 million and the fourth quarter of 2014 included restructuring costs of $0.2 million, and charges related to earn-out consideration of $3.5 million.

•	Cash was $16.7 million at December 31, 2015, compared with $36.5 million at December 31, 2014.

Note: Financial results contained in this release reflect the continuing operations of Identiv only and exclude discontinued operations of non-core businesses sold in December 2013, February 2014, and June 2014.

Restructuring, Outlook, and Guidance

The Company has implemented an organizational realignment to strengthen its focus and resources in its core businesses and to bring its cost structure into line with its revenue performance. The Company has implemented a worldwide restructuring plan to refocus its resources on the core businesses of physical access and transponders, and has embarked on the consolidation of operations in several worldwide locations. The Company estimates these actions will eliminate business activities which represented approximately 5% of fiscal year 2015 consolidated revenues. Further, the Company expects to bring its quarterly operating expense run rate below $6 million starting in the second quarter of 2016 and to achieve positive adjusted EBITDA in the second half of 2016. This estimate excludes certain professional fees associated with non-core business activities. A non-operating charge associated with the restructuring plan will be recorded in the first quarter of 2016. The Company is providing guidance for fiscal year 2016 of revenue between $56 million and $60 million and positive EBITDA in the second half of fiscal year 2016.

Webcast and Conference Call Information

Identiv will hold an audio webcast and conference call to discuss its fourth quarter and fiscal year 2015 results today, March 22, 2016 at 2:00 PM PT (5:00 PM ET). The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing +1 866-297-6395 (toll-free within the U.S.) or +1 847-944-7317 (for international callers) using confirmation number 41999976. For those unable to join the live webcast, it will be archived following the event for 30 days at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing +1 888-843-7419 (toll-free within the U.S.) or +1 630-652-3042 (for international callers) using passcode 41999976#.

About Identiv

Identiv, Inc. is the leading global player in physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE”. For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP operating expenses and adjusted EBITDA discussed above will exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net (loss) gain attributable to non-controlling interest, interest expense, foreign currency losses (gains), impairment of goodwill and long lived assets, earn-out consideration, stock-based compensation, amortization and depreciation, acquisition costs, transition and integration costs, gain on disposal of fixed assets and restructuring severance. The exclusions are detailed in the reconciliation table included in this earnings releases. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding the benefits of the restructuring, expected cost savings, and future operating and financial performance, the timing of any potential benefits from the restructuring, the Company’s beliefs regarding growth opportunities in its core markets, the believe that the restructuring will increase the Company’s efficiency in addressing current market and customer needs and improve business predictability and the Company’s belief that it is positioned to regain profitability and sustained growth, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the actual impact of the restructuring on the Company’s business, the ability to perform to expected sales and adjusted EBITDA expectations, the level of customer orders, the ability of the Company to file any late periodic reports and hold its shareholder meeting within the timelines required by NASDAQ, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December, 31		Year Ended December, 31
	2015	2014	2015	2014
Net revenue	$13,077	$19,382	$60,794	$81,249
Cost of revenue	10,179	11,330	37,645	47,793

Gross profit	2,898	8,052	23,149	33,456
Operating expenses:
Research and development	2,584	1,856	9,151	6,902
Selling and marketing	4,538	4,791	20,236	20,635
General and administrative	4,547	3,156	19,604	12,751
Impairment of goodwill	7,783	—	8,771	—
Earnout consideration	—	3,510	—	3,510
Restructuring and severance	858	224	1,266	3,098

Total operating expenses	20,310	13,537	59,028	46,896

Loss from operations	(17,412)	(5,485)	(35,879)	(13,440)
Interest expense, net	(541)	(465)	(1,908)	(3,619)
Foreign currency (loss) gain, net	(1,025)	(318)	(1,211)	(1,270)

Loss from continuing operations before income taxes and noncontrolling interest	(18,978)	(6,268)	(38,998)	(18,329)
Income tax (provision) benefit	(81)	54	(222)	(95)

Loss from continuing operations before noncontrolling interest	(19,059)	(6,214)	(39,220)	(18,424)
Income (loss) from discontinued operations, net of income taxes	—	(25)	—	521

Consolidated net loss	(19,059)	(6,239)	(39,220)	(17,903)
Less: Loss attributable to noncontrolling interest	4	36	76	109

Net loss attributable to Identiv, Inc. stockholders´ equity	$(19,055)	$(6,203)	$(39,144)	$(17,794)

Basic and diluted net loss per share attributable to Identiv, Inc. stockholders´ equity:
Loss from continuing operations	$(1.77)	$(0.58)	$(3.62)	$(2.12)
Income (loss) from discontinued operations	—	—	—	0.06

Net loss	$(1.77)	$(0.58)	$(3.62)	$(2.06)

Weighted average shares used to compute basic and diluted loss per share	10,747	10,627	10,812	8,648

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2015	December 31, 2014

	(unaudited)
ASSETS
Current assets:
Cash	$16,667	$36,547
Accounts receivable, net of allowances	7,915	13,612
Inventories	14,726	9,254
Prepaid expenses	841	1,002
Other current assets	1,125	1,200

Total current assets	41,274	61,615
Property and equipment, net	4,218	5,311
Goodwill	—	8,853
Intangible assets, net	7,275	8,730
Other assets	1,129	1,371

Total assets	$53,896	$85,880

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$6,280	$8,372
Earn-out liability	—	3,510
Current portion - payment obligation	681	635
Deferred revenue	1,515	508
Accrued compensation and related benefits	1,905	2,139
Other accrued expenses and liabilities	5,835	4,471

Total current liabilities	16,216	19,635
Long-term payment obligation	4,878	5,545
Long-term financial liabilities	18,104	13,938
Other long-term liabilities	508	630

Total liabilities	39,706	39,748

Total stockholders´ equity	14,190	46,132

Total liabilities and stockholders´equity	$53,896	$85,880

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended December, 31		Year Ended December, 31
	2015	2014	2015	2014
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$10,179	$11,330	$37,645	$47,793
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	13	(13)	(85)	(36)
Amortization and depreciation	(413)	(374)	(1,440)	(1,477)

Total reconciling items included in GAAP cost of revenue	(400)	(387)	(1,525)	(1,513)

Non-GAAP cost of revenue	$9,779	$10,943	$36,120	$46,280

Non-GAAP gross profit margin	25%	44%	41%	43%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$20,310	$13,537	$59,028	$46,896
Impairment of goodwill and long-lived assets	(7,783)	—	(8,771)	—
Earnout consideration	—	(3,510)	—	(3,510)
Stock-based compensation	(887)	(1,070)	(4,582)	(2,125)
Loss on disposal of fixed assets	—	(7)	(17)	(7)
Amortization and depreciation	(790)	(386)	(2,043)	(1,538)
Restructuring and severance	(920)	(284)	(1,390)	(3,467)

Total reconciling items included in GAAP operating expenses	(10,380)	(5,257)	(16,803)	(10,647)

Non-GAAP overhead costs	$9,930	$8,280	$42,225	$36,249

Reconciliation of GAAP net loss to adjusted EBITDA loss
GAAP net loss attributable to Identiv, Inc.	$(19,055)	$(6,203)	$(39,144)	$(17,794)
Reconciling items included in GAAP net loss:
Provision (Benefit) for income taxes	81	(54)	222	95
Net (loss) gain attributable to noncontrolling interest	(4)	(36)	(76)	(109)
(Income) loss from discontinued operations, net of income taxes	—	25	—	(521)
Interest expense, net	541	465	1,908	3,619
Foreign currency losses (gains), net	1,025	318	1,211	1,270
Impairment of goodwill and long lived assets	7,783	—	8,771	—
Earnout consideration	—	3,510	—	3,510
Stock-based compensation	874	1,083	4,667	2,161
Amortization and depreciation	1,203	760	3,483	3,015
Loss on disposal of fixed assets	—	7	17	7
Restructuring and severance	920	284	1,390	3,467

Total reconciling items included in GAAP net loss	12,423	6,362	21,593	16,514

Adjusted EBITDA gain ( loss)	$(6,632)	$159	$(17,551)	$(1,280)